EXHIBIT 4.74

                             AUDITOR CONSENT LETTER
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of IMA Exploration Inc. (the "Company") for the year ended December 31, 2005 of our report dated March 24, 2006, relating to the consolidated financial statements, which appears in the 2005 Annual Report to Shareholders of the Company.

/s/ PRICEWATERHOUSECOOPERS LLP


Chartered Accountants
Vancouver, BC, Canada
May 9, 2006